LTN ACQUISITION, LLC
OWNERSHIP INCENTIVE PLAN

1.	Purpose

The purpose of the LTN Acquisition, LLC Ownership Incentive Plan (this “Plan”) is to provide for the issuance of Class B Units ( the “Class B Units”) of LTN Acquisition, LLC (the “Company”) in order to: (a) provide incentives to employees, officers, directors, managers, consultants, sales representatives and advisors of the Company or any of its subsidiaries, whose performance will contribute to the long-term success and growth of the Company and its subsidiaries; (b) improve the ability of the Company and its subsidiaries to attract and retain employees of high competence; (c) increase the identity of interests of such persons with the other members of the Company; and (d) help build loyalty to the Company and its subsidiaries through recognition and the opportunity for equity ownership.

2.	Eligibility for Participation

Employees, officers, directors, managers, consultants, sales representatives and advisors of the Company or any of its subsidiaries designated by the board of managers of the Company (the “Board of Managers”) shall be eligible to participate in this Plan (the “Participants”).

3.	Plan Administration

This Plan shall be administered by the Board of Managers, which may delegate any authority granted to it hereunder to any committee of the Board of Managers (the “Committee”), subject to the terms and conditions set forth in the Company’s Amended and Restated Limited Liability Company Agreement, dated as of October 17, 2007, among the Company and each of the other members of the Company, as the same may be amended from time to time (the “LLC Agreement”). Any references herein to the “Board of Managers” shall be deemed to refer to either the Board of Managers or the Committee if the Board of Managers has delegated administrative authority to the Committee.

The Board of Managers shall have the authority, subject to the terms and conditions of the LLC Agreement, to determine: (a) the Participants to whom Class B Units shall be awarded under this Plan; (b) the price and number of Class B Units that shall be awarded to each Participant selected; (c) the aggregate number of Class B Units to be awarded hereunder; (d) any restrictions to be placed on the Class B Units; and (e) any other matters arising under this Plan. The Board of Managers shall have full power and authority to administer and interpret this Plan and to adopt or amend such rules, regulations, agreements and instruments for implementing this Plan as it deems necessary or advisable. The Board of Managers’ interpretations of this Plan and all determinations made by the Board of Managers pursuant to the powers vested in it hereunder shall be final, conclusive and binding on all persons having any interest in this Plan.

Each Participant who is awarded Class B Units under this Plan may be required to enter into an award agreement or similar agreement in such form(s) as may be approved from time to time by the Board of Managers.

4.	Effective Date and Term

This Plan shall be effective as of the date it is adopted and approved by the Board of Managers and shall continue in effect thereafter until terminated or suspended by the Board of Managers.

5.	LLC Agreement

Each Participant who is awarded Class B Units hereunder shall be required to become a party to the LLC Agreement.

6.	Amendment and Termination

The Board of Managers may at any time and from time to time terminate, suspend or amend this Plan in any respect; provided, however, that no such action shall effect or in any way materially impair the rights of a Participant under an outstanding award without the consent of such Participant.

7.	Requirements for Issuance of Class B Units

No Class B Units shall be issued or transferred hereunder unless and until all legal requirements applicable to the issuance or transfer of such Class B Units have been complied with to the satisfaction of the Board of Managers. The Board of Managers shall have the right to condition any award or the issuance of Class B Units made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of Class B Units as the Board of Managers shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, or any securities exchange or other market on which the Class B Units are quoted, and any certificates representing such Class B Units may be legended to reflect any such restrictions.

8.	Restrictions

Any Class B Units may be subject to such restrictions as the Board of Managers shall provide, including, but not limited to, restrictions concerning voting rights and transferability and duration of employment. Any such restrictions shall be set forth in an individual agreement with each Participant.

9.	Payment of Taxes; Withholding

A Participant must pay or make arrangements satisfactory to the Board of Managers regarding the payment of U.S. federal, state, local or foreign taxes of any kind required to be withheld no later than the date as to which any amounts must be withheld. In addition, the Company and any subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due and payable to such Participant.

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10.	No Rights to Continued Employment

Neither this Plan nor the ownership of Class B Units acquired under this Plan will confer on any person any right with respect to continuation of employment by the Company or any of its subsidiaries.

11.	Governing Law

This Plan shall be governed by the laws of the State of Delaware.

12.	Headings

Section headings are for reference only and shall not affect the interpretation of this Plan.

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